UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2011
ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of registrant as specified in its charter)

Luxembourg	001-34354	N/A

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

291, route d’Arlon L-1150 Luxembourg Grand Duchy of Luxembourg

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +352 24 69 79 00
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On August 10, 2009, Ocwen Financial Corporation (“Ocwen”) completed the previously announced distribution (the “Distribution”) of its Ocwen Solutions business and related assets via the spin-off of a separate publicly-traded company, Altisource Portfolio Solutions S.A. (the “Company”). The Distribution was effected pursuant to a Separation Agreement, dated as of August 10, 2009, between Ocwen and the Company (the “Separation Agreement”), which provided, among other things, for certain other agreements governing the Company’s relationship with Ocwen after the Distribution. One of those agreements was the Transition Services Agreement dated August 10, 2009 (the “Transition Services Agreement”) which outlined certain services Ocwen would provide the Company and certain services the Company would provide to Ocwen post-separation for a time period not to exceed 24 months for most services. The Transition Services Agreement was previously filed as Exhibit 10.3 to the Company’s Form 8-K filed on August 13, 2009 and is incorporated herein by reference.
On August 10, 2011, Ocwen and Altisource Solutions S.à r.l., the Company’s wholly owned subsidiary, entered into the First Amendment to the Transition Services Agreement (the “Amendment”) to provide for extension of certain services for a maximum of 12 months. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

10.1	First Amendment to the Transition Services Agreement, dated as of August 10, 2011, by and between Ocwen Financial Corporation and Altisource Solutions S.à r.l.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Robert D. Stiles Robert D. Stiles Chief Financial Officer
Date: August 16, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to the Transition Services Agreement, dated as of August 10, 2011, by and between Ocwen Financial Corporation and Altisource Solutions S.à r.l.

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